Exhibit (14)(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to us in this Registration Statement on Form N-14 of Third Avenue Trust under the heading "Independent Registered Public Accounting Firm".

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

March 16, 2021